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                                                                      EXHIBIT 11

PACE MEDICAL, INC. AND WHOLLY OWNED SUBSIDIARY
STATEMENT RECOMPUTATION OF PER SHARE EARNINGS
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CALCULATION OF PRIMARY EARNINGS PER SHARE

                                                        1996          1995

Net income                                          $  284,826    $   246,018
                                                    ==========    ===========
Number of Shares

Weighted average shares outstanding                  3,395,850      3,380,850

Incremental shares for outstanding stock
  options and warrants                                 235,425           --  (a)
                                                    ----------    -----------
Total shares outstanding for purpose of
  earnings per share computation                     3,631,275    $ 3,380,850
                                                    ==========    ===========
Income per share as calculated                      $     0.08    $      0.07
                                                    ==========    ===========

CALCULATION OF FULLY DILUTED EARNINGS
  PER SHARE

Net income                                          $  284,826    $   246,018
                                                    ==========    ===========
Number of Shares

Weighted average shares outstanding                  3,395,850    $ 3,380,850

Incremental shares for outstanding stock
  options and warrants                                 235,425           --  (a)
                                                    ----------    -----------
Total shares outstanding for purpose of
  earnings per share computation                     3,631,275    $ 3,380,850
                                                    ==========    ===========
Income per share as calculated                      $     0.08    $      0.07
                                                    ==========    ===========

(a) Incremental shares are excluded from calculation because either their impact on the calculation of income per share or weighted average shares outstanding is anti-dilutive.

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